EXHIBIT 99.1

SENOMYX ANNOUNCES AGREEMENT FOR TWO-YEAR EXTENSION OF
COLLABORATION WITH KRAFT FOODS GLOBAL, INC.

LA JOLLA, CA – July 29, 2005 – Senomyx, Inc. (NASDAQ: SNMX) announced today that it has entered into an agreement for a two-year extension of the collaborative research phase under its discovery and development agreement with Kraft Foods Global, Inc., a global leader in branded foods and beverages. During the extension period, the company will continue working with Kraft Foods on the discovery and development of novel flavor modifiers on an exclusive basis in a specified product field in the dessert product category and on a co-exclusive basis in an existing specified food and beverage product field.  Under the terms of the extension, Kraft Foods has agreed to pay Senomyx incremental discovery and development funding of over $2.7 million over the two-year extension period. Upon commercialization, Senomyx will be entitled to royalty payments based on sales of Kraft products containing any flavor enhancers developed under the agreement.

“We are extremely pleased to extend our collaboration with our long-standing partner, Kraft Foods. We believe this extension, along with the expansion of the program announced in May, provides further validation of our discovery and development technology and the commercial potential of our programs,” stated Kent Snyder, President and Chief Executive Officer of Senomyx. “Our goal is to continue to leverage our discovery and development capabilities by establishing additional collaborations with market leading companies seeking to create a competitive advantage for their products,” added Snyder.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a biotechnology company using proprietary taste receptor-based assays, screening technologies and optimization chemistry to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry. Senomyx’s current programs focus on the development of flavors, flavor enhancers and taste modulators in the savory, sweet, salt and bitter taste areas. Senomyx has entered into product discovery and development collaborations with five of the world’s leading packaged food and beverage companies: Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc. and Nestlé SA.

About Kraft Foods Global, Inc.

Kraft Foods Global, Inc. is the largest branded food and beverage company headquartered in the United States and the second largest worldwide. Kraft Foods markets many of the world’s leading food brands, including Kraft cheese, Jacobs and Maxwell House coffees, Nabisco cookies and crackers, Philadelphia cream cheese, Oscar Mayer meats, Post cereals and Milka chocolates, in more than 150 countries.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding potential payments under our collaboration with Kraft, plans for our taste receptor research, commercial potential, future products or additional collaborations. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved.  Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation, difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavors, flavor enhancers, taste modulators and related technologies; whether we will be able to further extend or expand our collaboration with Kraft Foods or enter into additional collaborations; our ability to collect royalties under our collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of our collaborations will result in the discovery and development of novel flavors, flavor enhancers or taste modulators, improve the nutritional profile of products incorporating them or otherwise enhance our market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors;  our ability to define the scope and validity of patent protection for our products and technologies; competition from other companies and flavor manufacturers and other risks detailed in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the period ended March 31, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contacts:

Financial	Investor Relations
John Poyhonen	Susan Neath
Vice President, Chief Financial and Business Officer	Atkins + Associates
Senomyx, Inc.	Media & Investor Relations
858-646-8302	858-527-3486
john.poyhonen@senomyx.com	sneath@irpr.com